EXHIBIT 10.1

                    ACKNOWLEDGMENT OF ENTITLEMENT TO STOCK

      Pursuant to: i) that certain Memorandum of Agreement ("MOA") executed as of April 4, 2000, by Computerized Thermal Imaging, Inc., a Nevada corporation ("CTI"), Bales Scientific Inc., a California corporation ("BSI"), Maurice J. Bales and Maurice J. Bales and Marianne J. Bales as Trustees of the Maurice J. Bales and Marianne J. Bales Trust; and ii) CTI's acquisition of all of the outstanding and issued shares of BSI's common stock as contemplated in the MOA, CTI hereby acknowledges and affirms that the following persons and entities are entitled to and shall receive the number of shares of CTI's common stock equal to the values set forth below, valued at the Bid Price (as defined in the MOA) as of April 17, 2000. Said shares shall be issued to said persons and entities immediately upon the approval by the United States Securities and Exchange Commission of the registration statement that CTI shall file on or about May 1, 2000.

     ISSUEE                                                 VALUE
     ------                                                 -----

Maurice J. Bales and Marianne J. Bales                   $4,700,000
as Trustees for the Maurice J. Bales
and Marianne J. Bales Trust

Constance Haber Stevenson                                $  250,000

Southeastern Neuroscience Institute                      $  440,000
Profit Sharing Plan for the Benefit
of Jacob Green, M.D.

Jacob Green, M.D.                                        $  110,000



                                   DATED: April 17, 2000

                                   COMPUTERIZED THERMAL IMAGING, INC.


                                   By:     /s/ David B. Johnston
                                           --------------------------
                                           DAVID B. JOHNSTON
                                           President and Chief
                                           Executive Officer